Exhibit 99.1

Providence Service Corporation Reports Solid Third Quarter 2016 Results and $100 million Share Repurchase Program

●	Third quarter revenue from continuing operations of $412.5 million, an 8.7% increase compared to the prior year period
●	Third quarter income from continuing operations, net of tax, of $3.5 million; diluted EPS from continuing operations of $0.13
●	Third quarter Adjusted Net Income (non-GAAP) of $6.9 million; Adjusted EPS (non-GAAP) of $0.35
●	Third quarter segment-level Adjusted EBITDA (non-GAAP) from continuing operations of $24.8 million, an increase of 44.2% compared to the prior year period
●	NET Services announces Member Experience and Value Enhancement Initiative
●	Authorization of new $100 million share repurchase program and repayment of outstanding debt with proceeds from formation of strategic partnership in Matrix Medical Network

STAMFORD, CT – November 8, 2016 – The Providence Service Corporation (the “Company” or “Providence”) (Nasdaq: PRSC), a holding company which owns controlling and non-controlling interests in companies which provide healthcare and workforce development services, today reported financial results for the third quarter and nine months ended September 30, 2016.

As previously reported, on October 19, 2016, Frazier Healthcare Partners subscribed for a 53.2% equity interest in Matrix Medical Network, which constitutes the HA Services segment. As a result of this transaction, HA Services is presented in Discontinued Operations for all periods presented. The resulting cash proceeds to Providence of approximately $380 million are not reflected in Providence’s balance sheet as of September 30, 2016 as the transaction closed subsequent to the quarter end. Please see the Discontinued Operations section below for HA Services financial results for the third quarter and nine months ended September 30, 2016.

Third Quarter 2016 Results from Continuing Operations

For the third quarter of 2016, the Company reported revenue from continuing operations of $412.5 million, an increase of 8.7% from $379.6 million in the third quarter of 2015. Excluding the effects of changes in currency exchange rates, revenue from continuing operations increased 12.0%.

Income from continuing operations, net of tax, in the third quarter of 2016 was $3.5 million, or $0.13 per diluted common share, compared to negative $4.2 million, or $(0.33) per diluted common share, in the third quarter of 2015. Adjusted Net Income (non-GAAP) in the third quarter of 2016 was $6.9 million, or $0.35 per diluted common share, compared to $4.0 million, or $0.16 per diluted common share, in the third quarter of 2015.

Segment-level Adjusted EBITDA (non-GAAP), which excludes corporate holding company costs, was $24.8 million in the third quarter of 2016, compared to $17.2 million in the third quarter of 2015. Adjusted EBITDA (non-GAAP), which includes corporate holding company costs, was $17.5 million in the third quarter of 2016, compared to $11.4 million in the third quarter of 2015.

Year-to-Date 2016 Results from Continuing Operations

For the first nine months of 2016, the Company reported consolidated revenue from continuing operations of $1,192.9 million, an increase of 8.0% from $1,104.8 million in the comparable period of 2015. Excluding the effects of changes in currency exchange rates, revenue from continuing operations increased 9.9%.

Income from continuing operations, net of tax, for the first nine months of 2016 was $6.1 million, or $0.19 per diluted common share, compared to $3.2 million, or $(0.05) per diluted common share, in the comparable period of 2015. Adjusted Net Income (non-GAAP) for the first nine months of 2016 was $21.2 million, or $1.05 per diluted common share, compared to $24.2 million, or $1.14 per diluted common share, in the same period last year.

Segment-level Adjusted EBITDA (non-GAAP) in the first nine months of 2016 was $71.8 million, compared to $75.0 million in the first nine months of 2015. Adjusted EBITDA (non-GAAP) for the first nine months of 2016 was $51.1 million, compared to $53.7 million for the first nine months of 2015.

A reconciliation of Adjusted EBITDA, Adjusted Net Income and Adjusted EPS to the comparable GAAP measure is presented below.

Share Repurchase Programs

During the third quarter of 2016, the Company repurchased 440,971 shares of the Company’s common stock for an aggregate purchase price of $20.7 million, or for an average price of $46.89 per share. Since beginning to repurchase shares in the fourth quarter of 2015, the Company has repurchased 2.1 million shares of common stock, or approximately 13% of the Company’s common stock outstanding at the beginning of the fourth quarter of 2015, for $92.0 million, or for an average price of $44.49 per share.

On October 26, 2016, the Providence Board of Directors approved a new stock repurchase program under which the Company may purchase up to $100 million of its outstanding common stock during the twelve-month period following the approval date. Acquisitions under the stock repurchase program may be made from time to time through a combination of open market repurchases (including through Rule 10b5-1 plans), privately negotiated transactions, accelerated share repurchase transactions and/or other derivative transactions, at the Company's discretion, as permitted by securities laws, covenants under existing bank agreements and other legal requirements, subject to market conditions and other factors. The repurchase plan may be suspended or discontinued at any time. As the previous share repurchase program approved by the Providence Board of Directors on November 4, 2015 has now expired, this new $100 million share repurchase program is currently the Company’s only outstanding repurchase program.

Segment Results

For analysis purposes, the Company provides revenue, expenses, operating income (loss), income (loss) from continuing operations, net of taxes, and Adjusted EBITDA (non-GAAP) on a segment basis. Segment results include revenue and expenses incurred by each segment, as well as an allocation of direct expenses incurred by Corporate on behalf of the segment. Indirect expenses, including unallocated corporate functions and expenses, such as executive, accounting, finance, human resources, information technology and legal, as well as the results of our captive insurance company and elimination entries recorded in consolidation, are reflected in Corporate and Other. Beginning in the third quarter of 2016, the Company began excluding the results of unconsolidated equity investments, which are reflected in the “Equity in net loss / (gain) of investees” line-item in the Statement of Income, in the calculation of Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS. Summary financial information of unconsolidated equity investments is provided separately in the financial tables. Also beginning in the third quarter of 2016, the Company began providing segment-level Adjusted EBITDA, which consists of the Adjusted EBITDA of each of the Company’s operating segments but excludes corporate holding company costs. The Company has updated all periods presented to incorporate and reflect these changes.

Continuing Operations

NET Services

NET Services revenue was $317.5 million for the third quarter of 2016, an increase of 14.6% from $277.1 million in the third quarter of 2015. Operating income was $17.5 million, or 5.5% of revenue, in the third quarter of 2016, compared to $14.3 million, or 5.2% of revenue, in the third quarter of 2015. Adjusted EBITDA (non-GAAP) was $20.5 million, or 6.5% of revenue, in the third quarter of 2016, compared to $16.7 million, or 6.0% of revenue, in the third quarter of 2015.

NET Services revenue was $917.7 million for the first nine months of 2016, an increase of 14.3% from $802.6 million in the comparable period of 2015. Operating income was $53.5 million, or 5.8% of revenue, for the first nine months of 2016, compared to $53.9 million, or 6.7% of revenue, for the first nine months of 2015. NET Services Adjusted EBITDA (non-GAAP) was $62.4 million, or 6.8% of revenue, for the first nine months of 2016, compared to $60.9 million, or 7.6% of revenue, in the comparable period of 2015.

The year-over-year increase in NET Services revenue in the third quarter of 2016 was primarily due to new state and managed-care organization contracts in multiple geographies as well as increased membership under certain existing contracts. Adjusted EBITDA (non-GAAP) as a percentage of revenue increased as a result of decreased purchased service costs, partially offset by additional compensation expense related to long-term incentive plans tied to value creation and external resources used in the planning and design of NET Services member experience and value enhancement initiative.

In order to build upon its leadership position in the evolving non-emergency medical transportation industry, drive greater operational efficiencies, and enhance member satisfaction, NET Services launched a member experience and value enhancement initiative earlier this year. This initiative focuses on developing and deploying new processes and technologies needed to build an industry leading call center and reservation scheduling platform; improve member communication, accessibility, and satisfaction; and optimize the utilization of its network of over 5,500 transportation providers. The implementation of the initiatives is expected to be mostly completed in multiple phases between the first half of 2017 and first half of 2018.

WD Services

WD Services revenue for the third quarter of 2016 was $95.0 million, a decrease of 7.4% compared to the third quarter of 2015. Excluding the effects of changes in currency exchange rates, revenue increased 4.8% in the third quarter of 2016 versus the third quarter of 2015. WD Services generated $0.6 million in operating income in the third quarter of 2016, compared to an operating loss of $4.9 million in the third quarter of 2015. WD Services Adjusted EBITDA (non-GAAP) was $4.3 million, or 4.5% of revenue, in the third quarter of 2016 compared to $0.5 million, or 0.4% of revenue, in the third quarter of 2015. Beginning in the third quarter of 2016, the Company began excluding the results of its unconsolidated equity investments in the calculation of Adjusted EBITDA. Thus, the results of the Mission Providence joint venture are no longer included in WD Services Adjusted EBITDA.

Revenue for the first nine months of 2016 was $275.3 million, a decrease of 8.9% versus the comparable period of 2015. Excluding the effects of changes in currency exchange rates, revenue declined 1.8% in the first nine months of 2016 versus the first nine months of 2015. WD Services incurred an operating loss of $6.7 million for the first nine months of 2016, compared to an operating loss of $4.5 million for the first nine months of 2015. The operating loss for the first nine months of 2016 included $5.2 million in redundancy costs related to continued service delivery redesigns and the closure of the segment’s operations in Poland. WD Services’ Adjusted EBITDA (non-GAAP) was $9.4 million, or 3.4% of revenue, for the first nine months of 2016 as compared to $14.1 million, or 4.7% of revenue, for the first nine months of 2015.

The year-over-year increase in WD Services Adjusted EBITDA (non-GAAP) in the third quarter of 2016 was primarily due to a reduction in start-up and payroll costs related to the segment’s offender rehabilitation program in the United Kingdom, as well as the growth of certain summer youth programs, partially offset by declining referrals under the segment’s primary employability program in the United Kingdom.

Corporate and Other

Corporate and Other incurred an operating loss of $8.3 million in the third quarter of 2016, compared to an operating loss of $6.8 million in the third quarter of 2015. Corporate and Other Adjusted EBITDA (non-GAAP) was negative $7.3 million in the third quarter of 2016 compared to negative $5.7 million in the third quarter of 2015.

Corporate and Other incurred an operating loss of $22.0 million for the first nine months of 2016, compared to an operating loss of $23.7 million in the comparable period of 2015. Corporate and Other Adjusted EBITDA (non-GAAP) was negative $20.7 million for the first nine months of 2016, compared to negative $21.3 million in the first nine months of 2015.

The increase in corporate costs in the third quarter of 2016 versus the prior-year period was due to benefits recorded in 2015 for self-insurance reserves.

Discontinued Operations

HA Services

HA Services revenue was $52.6 million for the third quarter of 2016, a decrease of 0.6% from $52.9 million in the third quarter of 2015. Operating income was $7.0 million, or 13.3% of revenue, in the third quarter of 2016, compared to $4.5 million, or 8.4% of revenue, in the third quarter of 2015. HA Services Adjusted EBITDA (non-GAAP) was $13.2 million, or 25.1% of revenue, in the third quarter of 2016, compared to $12.0 million, or 22.6% of revenue, in the third quarter of 2015.

HA Services revenue was $155.4 million for the first nine months of 2016, a decrease of 6.2% from $165.7 million in the comparable period of 2015. Operating income was $18.0 million, or 11.6% of revenue, for the first nine months of 2016, compared to $17.2 million, or 10.4% of revenue, in the first nine months of 2015. HA Services Adjusted EBITDA (non-GAAP) was $40.0 million, or 25.7% of revenue, for the first nine months of 2016, compared to $39.1 million, or 23.6% of revenue, in the comparable period of 2015.

The year-over-year increase in HA Services Adjusted EBITDA (non-GAAP) in the third quarter of 2016 compared to the prior-year period was due to operational improvement and service delivery initiatives.

Human Services

During the three months ended September 30, 2016, the Company recorded expenses of $7.5 million in Discontinued Operations related to the Company’s former Human Services segment, which was sold on November 1, 2015. These expenses are principally related to an ongoing legal matter.

Investor Presentation and Conference Call

Providence will hold a conference call to discuss its financial results, business outlook and other matters on Wednesday, November 9, 2016 at 8:00 a.m. ET. An investor presentation has been prepared to accompany the conference call and can be found on the Company’s website (investor.prscholdings.com). To access the call, please dial:

US toll-free: (844) 244-3865

International: (518) 444-0681

Passcode: 7757402

Replay (available until November 23, 2016):

US toll-free: (855) 859-2056 or (404) 537-3406

Passcode: 7757402

You may also access the conference call via webcast at investor.prscholdings.com, where the call also will be archived.

About Providence

The Providence Service Corporation is a holding company which owns controlling and non-controlling interests in companies which provide critical healthcare and workforce development services, comprised of non-emergency transportation services, workforce development services, legal offender rehabilitation services, health assessment services and care management services in the United States and abroad. For more information, please visit prscholdings.com.

Non-GAAP Financial Measures and Adjustments

In addition to the financial results prepared in accordance with US generally accepted accounting principles (GAAP), this press release includes EBITDA and Adjusted EBITDA for the Company and its operating segments, and Adjusted Net Income and Adjusted EPS for the Company, which are performance measures that are not recognized under GAAP. EBITDA is defined as income (loss) from continuing operations, before: (1) interest expense, net, (2) provision (benefit) for income taxes and (3) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA before certain items, including restructuring and termination costs, foreign currency adjustments and equity in net earnings of investees. Adjusted Net Income is defined as income from continuing operations, net of tax, plus net loss attributable to non-controlling interests and before: (1) certain items, including restructuring and termination costs and foreign currency adjustments, (2) intangible amortization expense (3) the income tax impact of such adjustments and (4) equity in net earnings of investees. Adjusted EPS is calculated as Adjusted Net Income less (as applicable): (1) dividends on convertible preferred stock, (2) accretion of convertible preferred stock discount, and (3) income allocated to participating stockholders, divided by the diluted weighted-average number of common shares outstanding. We utilize these non-GAAP performance measures, which exclude certain expenses and amounts, because we believe the timing of such expenses is unpredictable and not driven by our core operating results, and therefore render comparisons with prior periods as well as with other companies in our industry less meaningful. We believe such measures allow investors to gain a better understanding of the factors and trends affecting the ongoing operations of our business. We consider our core operations to be the ongoing activities to provide services from which we earn revenue, including direct operating costs and indirect costs to support these activities. In addition, our net earnings in equity investees are excluded from these measures, as we do not have the ability to manage these ventures, allocate resources within the ventures, or directly control their operations or performance.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on our reported financial results. The presentation of non-GAAP financial information is not meant to be considered in isolation from or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. We urge you to review the reconciliations of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “forecast,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, our continuing relationship with government entities and our ability to procure business from them, our ability to manage growing and changing operations, the implementation of the healthcare reform law, government budget changes and legislation related to the services that we provide, our ability to renew or replace existing contracts that have expired or are scheduled to expire with significant clients, and other risks detailed in Providence’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and subsequent filings. Providence is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

Investor Relations Contact

Chris Brigleb – VP of Finance

(203) 816-6589

--financial tables to follow--

Providence Service Corporation

The Providence Service Corporation

Unaudited Condensed Consolidated Statements of Income

(in thousands except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015

Service revenue, net	$412,512	$379,568	$1,192,930	$1,104,799

Operating expenses:
Service expense	378,729	350,583	1,095,515	1,004,329
General and administrative expense	17,320	20,521	52,548	56,998
Depreciation and amortization	6,670	5,882	20,058	17,759
Total operating expenses	402,719	376,986	1,168,121	1,079,086
Operating income	9,793	2,582	24,809	25,713

Other expenses:
Interest expense, net	702	515	2,339	2,763
Equity in net loss of investees	1,517	4,465	5,693	8,008
Gain on foreign currency transactions	(482)	(736)	(1,332)	(1,131)
Income (loss) from continuing operations before income taxes	8,056	(1,662)	18,109	16,073
Provision for income taxes	4,543	2,495	12,051	12,918
Income (loss) from continuing operations, net of tax	3,513	(4,157)	6,058	3,155
Discontinued operations, net of tax	(2,562)	(1,253)	1,017	4,258
Net income (loss)	951	(5,410)	7,075	7,413
Net (income) loss attributable to noncontrolling interests	(301)	(161)	433	(114)
Net income (loss) attributable to Providence	$650	$(5,571)	$7,508	$7,299

Net income (loss) available to common
stockholders (Note 11)	$(717)	$(6,687)	$3,697	$3,014

Basic earnings (loss) per common share:
Continuing operations	$0.13	$(0.33)	$0.19	$(0.05)
Discontinued operations	(0.18)	(0.08)	0.06	0.24
Basic earnings (loss) per common share	$(0.05)	$(0.41)	$0.25	$0.19

Diluted earnings (loss) per common share:
Continuing operations	$0.13	$(0.33)	$0.19	$(0.05)
Discontinued operations	(0.18)	(0.08)	0.06	0.24
Diluted earnings (loss) per common share	$(0.05)	$(0.41)	$0.25	$0.19

Weighted-average number of common shares outstanding:
Basic	14,523,408	16,130,421	14,823,757	16,068,455
Diluted	14,634,483	16,130,421	14,943,024	16,068,455

--more--

Providence Service Corporation

The Providence Service Corporation

Condensed Consolidated Balance Sheets

(in thousands except share and per share data)

	September 30,	December 31,
	2016 (1)	2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$52,362	$79,756
Accounts receivable, net of allowance	170,723	156,932
Other current assets (2)	60,432	50,825
Current assets of discontinued operations held for sale	39,518	32,211
Total current assets	323,035	319,724
Property and equipment, net	57,451	46,158
Goodwill, net and intangible assets, net	183,371	199,522
Other long-term assets (3)	31,705	43,398
Non-current assets of discontinued operations held for sale	428,495	441,400
Total assets	$1,024,057	$1,050,202

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term obligations	$322,898	$31,375
Other current liabilities (4)	250,301	248,048
Current liabilities of discontinued operations held for sale	20,603	15,849
Total current liabilities	593,802	295,272
Long-term obligations, less current portion	-	268,696
Other long-term liabilities (5)	34,269	31,258
Non-current liabilities of discontinued operations held for sale	81,884	87,268
Total liabilities	709,955	682,494

Mezzanine and stockholder's equity
Convertible preferred stock, net	77,565	77,576
Stockholders' equity	236,537	290,132
Total liabilities and stockholders' equity	$1,024,057	$1,050,202

(1) Excludes impact of Frazier Halthcare Partners subscription for a 53.2% equity interest in Matrix as this transaction occurred after September 30, 2016.

(2) Comprised of other receivables, restricted cash, deferred tax assets and prepaid expenses and other.

(3) Comprised of restricted cash less current portion, deferred tax assets and other assets.

(4) Comprised of accounts payable, accrued expenses, accrued transportation costs, deferred revenue and reinsurance liability reserves.

(5) Includes deferred tax liabilities and other long-term liabilities.

--more--

Providence Service Corporation

The Providence Service Corporation

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Nine months ended September 30,
	2016 (1)	2015 (1)
Operating activities
Net income	$7,075	$7,413
Depreciation and amortization	41,179	44,444
Stock-based compensation	3,204	8,822
Equity in net loss of investee	5,693	8,008
Other non-cash charges	(13,232)	(5,386)
Income taxes payable on sale of business	(30,153)	-
Changes in working capital (2)	31,215	(37,496)
Net cash provided by operating activities	44,981	25,805
Investing activities
Purchase of property and equipment	(33,928)	(23,834)
Acquisitions, net of cash acquired	-	(3,433)
Equity investments	(6,381)	(13,785)
Other investing activities	5,159	(1,466)
Net cash used in investing activities	(35,150)	(42,518)
Financing activities
Proceeds from issuance of preferred stock, net of issuance costs	-	80,667
Preferred stock dividends	(3,309)	(2,814)
Repurchase of common stock, for treasury	(53,214)	(738)
Net proceeds (repayment) of long-term debt	20,250	(92,938)
Other financing activities	4,328	(930)
Net cash used in financing activities	(31,945)	(16,753)
Effect of exchange rate changes on cash	(39)	(463)
Net change in cash and cash equivalents	(22,153)	(33,929)
Cash and cash equivalents at beginning of period	84,770	160,406
Cash and cash equivalents at end of period	$62,617	$126,477

(1) Includes both continuing and discontinued operations.

(2) Comprised of changes in accounts receivable, other receivables, restricted cash, prepaid expenses, accounts payable, accrued expenses, accrued transportation costs, deferred revenue and other liabilities.

--more--

Providence Service Corporation

The Providence Service Corporation

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA (1): CONTINUING OPERATIONS

(in thousands)

(Unaudited)

	Three Months Ended September 30, 2016
	NET Services	WD Services	Total Segment-Level	Corporate and Other	Total Continuing Operations

Service revenue, net	$317,521	$94,960	$412,481	$31	$412,512

Operating expenses:
Service expense	294,160	84,051	378,211	518	378,729
General and administrative expense	2,860	6,780	9,640	7,680	17,320
Depreciation and amortization	3,051	3,497	6,548	122	6,670
Total operating expenses	300,071	94,328	394,399	8,320	402,719

Operating income (loss)	17,450	632	18,082	(8,289)	9,793

Other expenses:
Interest expense, net	(1)	479	478	224	702
Equity in net loss of investees	-	1,517	1,517	-	1,517
Gain on foreign currency transactions	-	(484)	(484)	2	(482)
Income (loss) from continuing operations, before income tax	17,451	(880)	16,571	(8,515)	8,056
Provision (benefit) for income taxes	7,304	94	7,398	(2,855)	4,543
Income (loss) from continuing operations, net of taxes	10,147	(974)	9,173	(5,660)	3,513

Interest expense, net	(1)	479	478	224	702
Provision (benefit) for income taxes	7,304	94	7,398	(2,855)	4,543
Depreciation and amortization	3,051	3,497	6,548	122	6,670

EBITDA	20,501	3,096	23,597	(8,169)	15,428

Gain on foreign currency transactions	-	(484)	(484)	2	(482)
Litigation expense (2)		-	-	899	899
Equity in net loss of investees (1)	-	1,517	1,517	-	1,517
WD Services adjustments (3)	-	124	124	-	124

Adjusted EBITDA	$20,501	$4,253	$24,754	$(7,268)	$17,486

(1) Beginning in the third quarter of 2016, the Company began excluding in the calculation of Adjusted EBITDA the results of unconsolidated equity investments as captured in the “Equity in net loss / (gain) of investees” line item in the Statement of Income. Summary financial information of unconsolidated equity investments is provided separately in the financial tables. The Company has updated all periods presented to reflect these changes.

(2) Litigation expense related to defense cost for a putative stockholder class action derivative complaint, which is more fully described in the Company's 10-K.

(3) Includes expense related to redundancy costs of $124.

--more--

Providence Service Corporation

The Providence Service Corporation

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA (1),(2): CONTINUING OPERATIONS

 (in thousands)

(Unaudited)

	Three Months Ended September 30, 2015
	NET Services	WD Services	Total Segment-Level	Corporate and Other	Total Continuing Operations

Service revenue, net	$277,130	$102,547	$379,677	$(109)	$379,568

Operating expenses:
Service expense	257,518	95,773	353,291	(2,708)	350,583
General and administrative expense	2,908	8,260	11,168	9,353	20,521
Depreciation and amortization	2,389	3,441	5,830	52	5,882
Total operating expenses	262,815	107,474	370,289	6,697	376,986

Operating income (loss)	14,315	(4,927)	9,388	(6,806)	2,582

Other expenses:
Interest expense, net	(1)	(34)	(35)	550	515
Equity in net loss of investees	-	4,465	4,465	-	4,465
Gain on foreign currency transactions	-	(736)	(736)	-	(736)
Income (loss) from continuing operations, before income tax	14,316	(8,622)	5,694	(7,356)	(1,662)
Provision (benefit) for income taxes	5,269	383	5,652	(3,157)	2,495
Income (loss) from continuing operations, net of taxes	9,047	(9,005)	42	(4,199)	(4,157)

Interest expense, net	(1)	(34)	(35)	550	515
Provision (benefit) for income taxes	5,269	383	5,652	(3,157)	2,495
Depreciation and amortization	2,389	3,441	5,830	52	5,882

EBITDA	16,704	(5,215)	11,489	(6,754)	4,735

Litigation expense (3)	-	-	-	1,019	1,019
Equity in net loss of investees (1)	-	4,465	4,465	-	4,465
WD Services adjustments (2),(4)	-	1,206	1,206	-	1,206

Adjusted EBITDA	$16,704	$456	$17,160	$(5,735)	$11,425

(1) Beginning in the third quarter of 2016, the Company began excluding in the calculation of Adjusted EBITDA the results of unconsolidated equity investments as captured in the “Equity in net loss / (gain) of investees” line item in the Statement of Income. Summary financial information of unconsolidated equity investments is provided separately in the financial tables. The Company has updated all periods presented to reflect these changes.

(2) Beginning in the fourth quarter of 2015, the Company began excluding in the calculation of WD Services Adjusted EBITDA expenses related to restricted shares and cash placed into escrow accounts at the time of the Ingeus acquisition as well as redundancy costs associated with WD Services. The Company has updated the 2015 quarterly presentations of Adjusted EBITDA to be consistent with these changes.

(3) Litigation expense related to defense cost for a putative stockholder class action derivative complaint, which is more fully described in the Company's 10-K.

(4) Includes expense related to restricted shares and cash placed into escrow at the time of the Ingeus acquisition and other acquisition related costs of $1,929, redundancy costs of $13 and foreign currency translation adjustment of ($736).

--more--

Providence Service Corporation

The Providence Service Corporation

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA (1): CONTINUING OPERATIONS

 (in thousands)

(Unaudited)

	Nine Months Ended September 30, 2016
	NET Services	WD Services	Total Segment-Level	Corporate and Other	Total Continuing Operations

Service revenue, net	$917,661	$275,293	$1,192,954	$(24)	$1,192,930

Operating expenses:
Service expense	846,815	247,797	1,094,612	903	1,095,515
General and administrative expense	8,483	23,236	31,719	20,829	52,548
Depreciation and amortization	8,858	10,912	19,770	288	20,058
Total operating expenses	864,156	281,945	1,146,101	22,020	1,168,121

Operating income (loss)	53,505	(6,652)	46,853	(22,044)	24,809

Other expenses:
Interest expense, net	(3)	569	566	1,773	2,339
Equity in net loss of investees	-	5,693	5,693	-	5,693
Gain on foreign currency transactions	-	(1,332)	(1,332)	-	(1,332)
Income (loss) from continuing operations, before income tax	53,508	(11,582)	41,926	(23,817)	18,109
Provision (benefit) for income taxes	20,497	(885)	19,612	(7,561)	12,051
Income (loss) from continuing operations, net of taxes	33,011	(10,697)	22,314	(16,256)	6,058

Interest expense, net	(3)	569	566	1,773	2,339
Provision (benefit) for income taxes	20,497	(885)	19,612	(7,561)	12,051
Depreciation and amortization	8,858	10,912	19,770	288	20,058

EBITDA	62,363	(101)	62,262	(21,756)	40,506

Litigation expense (2)	-	-	-	1,043	1,043
Equity in net loss of investees (1)	-	5,693	5,693	-	5,693
WD Services adjustments (3)	-	3,849	3,849	-	3,849

Adjusted EBITDA	$62,363	$9,441	$71,804	$(20,713)	$51,091

(1) Beginning in the third quarter of 2016, the Company began excluding in the calculation of Adjusted EBITDA the results of unconsolidated equity investments as captured in the “Equity in net loss / (gain) of investees” line item in the Statement of Income. Summary financial information of unconsolidated equity investments is provided separately in the financial tables. The Company has updated all periods presented to reflect these changes.

(2) Litigation expense related to defense cost for a putative stockholder class action derivative complaint, which is more fully described in the Company's 10-K.

(3) Includes expense related to redundancy costs of $5,181 and income tax benefit and gain on foreign currency translation of ($1,332).

--more--

Providence Service Corporation

The Providence Service Corporation

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA (1),(2): CONTINUING OPERATIONS

 (in thousands)

(Unaudited)

	Nine Months Ended September 30, 2015
	NET Services	WD Services	Total Segment-Level	Corporate and Other	Total Continuing Operations

Service revenue, net	$802,580	$302,340	$1,104,920	$(121)	$1,104,799

Operating expenses:
Service expense	733,696	273,312	1,007,008	(2,679)	1,004,329
General and administrative expense	7,959	23,469	31,428	25,570	56,998
Depreciation and amortization	6,995	10,089	17,084	675	17,759
Total operating expenses	748,650	306,870	1,055,520	23,566	1,079,086

Operating income (loss)	53,930	(4,530)	49,400	(23,687)	25,713

Other expenses:
Interest expense, net	(2)	(92)	(94)	2,857	2,763
Equity in net loss of investees	-	8,008	8,008	-	8,008
Gain on foreign currency transactions	-	(1,131)	(1,131)	-	(1,131)
Income (loss) from continuing operations, before income tax	53,932	(11,315)	42,617	(26,544)	16,073
Provision (benefit) for income taxes	20,581	2,023	22,604	(9,686)	12,918
Income (loss) from continuing operations, net of taxes	33,351	(13,338)	20,013	(16,858)	3,155

Interest expense, net	(2)	(92)	(94)	2,857	2,763
Provision (benefit) for income taxes	20,581	2,023	22,604	(9,686)	12,918
Depreciation and amortization	6,995	10,089	17,084	675	17,759

EBITDA	60,925	(1,318)	59,607	(23,012)	36,595

Charges related to the separation of an executive officer, net	-	-	-	695	695
Litigation expense (3)	-	-	-	1,019	1,019
Gain in net loss of investees (1)	-	8,008	8,008	-	8,008
WD Services adjustments (2),(4)	-	7,413	7,413	-	7,413

Adjusted EBITDA	$60,925	$14,103	$75,028	$(21,298)	$53,730

(1) Beginning in the third quarter of 2016, the Company began excluding in the calculation of Adjusted EBITDA the results of unconsolidated equity investments as captured in the “Equity in net loss / (gain) of investees” line item in the Statement of Income. Summary financial information of unconsolidated equity investments is provided separately in the financial tables. The Company has updated all periods presented to reflect these changes.

(2) Beginning in the fourth quarter of 2015, the Company began excluding in the calculation of WD Services Adjusted EBITDA expenses related to restricted shares and cash placed into escrow accounts at the time of the Ingeus acquisition as well as redundancy costs associated with WD Services. The Company has updated the 2015 quarterly presentations of Adjusted EBITDA to be consistent with these changes.

(3) Litigation expense related to defense cost for a putative stockholder class action derivative complaint, which is more fully described in the Company's 10-K.

(4) Includes expense related to restricted shares and cash placed into escrow at the time of the Ingeus acquisition and other acquisition related expenses of $5,899, redundancy costs of $2,645, and gain on foreign currency transactions of ($1,131).

--more--

Providence Service Corporation

The Providence Service Corporation

Summary Financial Information: UNCONSOLIDATED EQUITY INVESTMENTS (1)(2)

(in thousands)

(Unaudited)

	Three months ended September 30, 2016			Three months ended September 30, 2015
	Mission Providence	Other	Total	Mission Providence	Other	Total

Revenue	9,349	280	9,629	3,891	-	3,891
Operating expense (3)	11,342	221	11,563	11,164	-	11,164
Depreciation and amortization	910	1	911	1,033	-	1,033
Operating income	(2,903)	58	(2,845)	(8,306)	-	(8,306)

Other Income	(257)	(8)	(265)	(170)	-	(170)
Interest Expense	6	0	6	-	-	-
Taxes	(593)	12	(581)	(2,182)	-	(2,182)
Net Income	(2,059)	54	(2,005)	(5,954)	-	(5,954)
			-			-
Interest	75.0%	50.0%		75.0%	-
Equity in net gain (loss) of investee	(1,544)	27	(1,517)	(4,465)	-	(4,465)

	Nine months ended September 30, 2016			Nine months ended September 30, 2015
	Mission Providence	Other	Total	Mission Providence	Other	Total

Revenue	26,475	280	26,755	4,166	-	4,166
Operating expense (3)	34,516	221	34,737	17,927	-	17,927
Depreciation and amortization	2,656	1	2,657	1,224	-	1,224
Operating income	(10,697)	58	(10,639)	(14,985)	-	(14,985)

Other Income	(658)	(8)	(666)	(182)	-	(182)
Interest Expense	18	0	18	-	-	-
Taxes	(2,430)	12	(2,418)	(4,126)	-	(4,126)
Net Income	(7,627)	54	(7,573)	(10,677)	-	(10,677)
			-			-
Interest	75.0%	50.0%		75.0%	-
Equity in net gain (loss) of investee	(5,720)	27	(5,693)	(8,008)	-	(8,008)

(1) Beginning in the third quarter of 2016, the Company began excluding in the calculation of Adjusted EBITDA the results of unconsolidated equity investments as captured in the “Equity in net loss / (gain) of investees” line item in the Statement of Income.

(2) Beginning in the fourth quarter of 2016, Providence will account for its retained 46.8% equity in Matrix as an equity method investment.

(3) Excludes depreciation and amortization.

--more--

Providence Service Corporation

The Providence Service Corporation

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA: DISCONTINUED OPERATIONS

(in thousands)

(Unaudited)

	Three Months Ended September 30, 2016			Three Months Ended September 30, 2015
	HA Services	Human Services	Total Disc. Ops.	HA Services	Human Services	Total Disc. Ops.

Service revenue, net	$52,557	$-	$52,557	$52,882	$84,722	$137,604

Operating expenses:
Service expense	38,703	-	38,703	40,134	77,890	118,024
General and administrative expense	1,505	7,463	8,968	804	6,807	7,611
Asset impairment charge	-	-	-	-	1,593	1,593
Depreciation and amortization	5,359	-	5,359	7,488	1,217	8,705
Total operating expenses	45,567	7,463	53,030	48,426	87,507	135,933

Operating income (loss)	6,990	(7,463)	(473)	4,456	(2,785)	1,671

Other expenses:
Interest expense, net	2,770	-	2,770	3,293	795	4,088
Equity in net loss of investee	-	-	-	-	-	-
Gain on foreign currency transactions	-	-	-	-	-	-
Income (loss), before income tax	4,220	(7,463)	(3,243)	1,163	(3,580)	(2,417)
Provision (benefit) for income taxes	1,747	(2,428)	(681)	625	(1,789)	(1,164)
Income (loss), net of taxes	2,473	(5,035)	(2,562)	538	(1,791)	(1,253)

Interest expense, net	2,770	-	2,770	3,293	795	4,088
Provision (benefit) for income taxes	1,747	(2,428)	(681)	625	(1,789)	(1,164)
Depreciation and amortization	5,359	-	5,359	7,488	1,217	8,705

EBITDA	12,349	(7,463)	4,886	11,944	(1,568)	10,376

Litigation expense	-	6,793	6,793	-	-	-
Asset impairment charge	-	-	-	-	1,593	1,593
Transaction costs	841	670	1,511	-	1,818	1,818

Adjusted EBITDA	$13,190	$-	$13,190	$11,944	$1,843	$13,787

--more--

Providence Service Corporation

The Providence Service Corporation

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA: DISCONTINUED OPERATIONS

(in thousands)

(Unaudited)

	Nine Months Ended September 30, 2016			Nine Months Ended September 30, 2015
	HA Services	Human Services	Total Disc. Ops.	HA Services	Human Services	Total Disc. Ops.

Service revenue, net	$155,421	$-	$155,421	$165,718	$260,701	$426,419

Operating expenses:
Service expense	113,455	-	113,455	124,541	233,710	358,251
General and administrative expense	2,823	7,463	10,286	2,086	17,047	19,133
Asset impairment charge	-	-	-	-	1,593	1,593
Depreciation and amortization	21,121	-	21,121	21,855	4,831	26,686
Total operating expenses	137,399	7,463	144,862	148,482	257,181	405,663

Operating income (loss)	18,022	(7,463)	10,559	17,236	3,520	20,756

Other expenses:
Interest expense, net	8,204	-	8,204	9,964	2,429	12,393
Equity in net loss of investee	-	-	-	-	-	-
Gain on foreign currency transactions	-	-	-	-	-	-
Income (loss), before income tax	9,818	(7,463)	2,355	7,272	1,091	8,363
Provision (benefit) for income taxes	3,766	(2,428)	1,338	3,349	756	4,105
Income (loss), net of taxes	6,052	(5,035)	1,017	3,923	335	4,258

Interest expense, net	8,204	-	8,204	9,964	2,429	12,393
Provision (benefit) for income taxes	3,766	(2,428)	1,338	3,349	756	4,105
Depreciation and amortization	21,121	-	21,121	21,855	4,831	26,686

EBITDA	39,143	(7,463)	31,680	39,091	8,351	47,442

Litigation expense	-	6,793	6,793	-	-	-
Asset impairment charge	-	-	-	-	1,593	1,593
Transaction costs	841	670	1,511	-	2,120	2,120

Adjusted EBITDA	$39,984	$-	$39,984	$39,091	$12,064	$51,155

--more--

Providence Service Corporation

The Providence Service Corporation

Reconciliation of Non-GAAP Financial Measures

Adjusted Net Income (1) and Adjusted Net Income per Common Share (1): CONTINUING OPERATIONS

(in thousands, except share and per share data)

(Unaudited)

	Three months ended September 30,				Nine months ended September 30,
	2016		2015		2016		2015

Income from continuing operations, net of tax	$3,513		$(4,157)		$6,058		$3,155
Net loss attributable to noncontrolling interests	(301)		(161)		433		(114)

Equity in net loss of investees	1,517		4,465		5,693		8,008
WD Services adjustments	(360)	(2)	1,206	(3)	3,849	(4)	7,413	(5)
Gain on foreign currency transactions	2		-		-		-
Payments related to separation arrangements with executive officer, net	-		-		-		695
Intangible amortization expense	2,143		2,137		6,680		6,895
Litigation expense (6)	899		1,019		1,043		1,019
Tax effected impact of adjustments	(485)		(547)		(2,544)		(2,860)

Adjusted Net Income	6,928		3,962		21,212		24,211

Dividends on convertible preferred stock	(1,111)		(1,116)		(3,309)		(2,814)
Less: Accretion of convertible preferred stock discount	-		-		-		(1,071)
Income allocated to participating securities	(709)		(316)		(2,142)		(1,911)

Adjusted Net Income available to common stockholders	$5,108		$2,530		$15,761		$18,415

Adjusted Net Income per common share	$0.35		$0.16		$1.05		$1.14

Diluted weighted-average number of common shares outstanding	14,634,483		16,274,472		14,943,024		16,220,747

(1) Beginning in the third quarter of 2016, the Company began excluding in the calculation of Adjusted EBITDA and Adjusted Net Income the results of unconsolidated equity investments as captured in the “Equity in net loss / (gain) of investees” line item in the Statement of Income. Summary financial information of unconsolidated equity investments is provided separately in the financials tables. The Company has updated all periods presented to reflect these changes.

(2) WD Services adjustments include redundancy costs of $124 and gain on foreign currency transactions of ($484).

(3) WD Services adjustments include expense related to restricted shares and cash placed into escrow at the time of the Ingeus acquisition and other acquisition related costs of $1,929, redundancy costs of $13, and gain on foreign currency transactions of ($736).

(4) WD Services adjustments include redundancy costs of $5,181 and gain on foreign currency transactions of ($1,332).

(5) WD Services adjustments include expense related to restricted shares and cash placed into escrow at the time of the Ingeus acquisition of $5,899, and redundancy costs of $2,645, gain on foreign currency transactions of ($1,131).

(6) Litigation expense related to defense cost for a putative stockholder class action derivative complaint, which is more fully described in the Company's 10-K.

###